Exhibit 10.2

NON-QUALIFIED TIME-BASED STOCK OPTION AGREEMENT

FOR COMPANY EMPLOYEES

UNDER NORTHEAST BANCORP

2010 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	Matthew Botein

Type of Stock:	Non-Voting Common Stock

No. of Option Shares:	40,502

Option Exercise Price per Share:	$14.52

Grant Date:	March 24, 2011

Vesting Commencement Date:	December 29, 2010

Expiration Date:	December 29, 2020

Pursuant to the Northeast Bancorp 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Northeast Bancorp (the “Company”) hereby grants to the Optionee named above, who is a director of or an adviser to the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Non-Voting Common Stock of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Exercisability Schedule. This Stock Option shall be deemed vested in full as of the Grant Date; however, no portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental (Aggregate Number) of Option Shares Exercisable	Exercisability Date
20% (20%)	First Anniversary of Vesting Commencement Date
20% (40%)	Second Anniversary of Vesting Commencement Date
20% (60%)	Third Anniversary of Vesting Commencement Date
20% (80%)	Fourth Anniversary of Vesting Commencement Date
20% (100%)	Fifth Anniversary of Vesting Commencement Date

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. In the case of and subject to the consummation of a Sale Event, this Stock Option shall vest and become fully exercisable as of the effective time of the Sale Event.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option, to the extent exercisable, only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the

Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Restriction on Sale of Issued Shares. None of the shares acquired upon exercise of this Stock Option may be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, until the earlier of (i) one year following the exercisability of this Stock Option with respect to such shares or (ii) the sale of at least 50% of the Stock of the Company to an unrelated person or entity in a single transaction. Notwithstanding the foregoing, nothing contained in this Section 3 shall prohibit the Optionee from selling or otherwise disposing of the shares resulting from exercise of the Stock Option in order to satisfy the payment of the aggregate exercise price and/or any Federal, state or local taxes incurred on account of the exercise of the Stock Option.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. No Obligation to Continue as a Director or Adviser. Neither the Plan nor this Stock Option confers upon the Grantee any rights with respect to continuance as a director or adviser to the Company.

7. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

NORTHEAST BANCORP

By:	/s/ Robert Glauber
	Name:	Robert Glauber
	Title:	Chairman of the Board of Directors

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	March 24, 2011	/s/ Matthew Botein
Optionee’s Signature

Optionee’s name and address:

Signature Page to Non-Qualified Time-Based Stock Option Agreement

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